Veoneer to divest Japan and China operations of Brake system joint venture
Stockholm, Sweden, October 30, 2019 - Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), the world’s largest pure-play company focused on Advanced Driving Assistance Systems and Automated Driving, has signed agreements (the “Definitive Agreements”) to sell its 51% ownership in the Japanese (VNBJ) and Chinese (VNBZ) entities that comprise Veoneer Nissin Brake Systems (VNBS) to its joint venture partner Nissin-Kogyo Co., Ltd. and Honda Motor Co., Ltd.
Upon the completion of the transactions under the Definitive Agreements, the VNBS joint venture will be terminated. This is the next step in the strategic review of Veoneer’s brake systems business first announced in early 2019. On June 17, 2019, Veoneer announced that it had signed a binding agreement to acquire Nissin Kogyo’s interests in the US operations of VNBS. The transaction closed on June 28, 2019, after which Veoneer owns 100% of such US operations.
The termination of the VNBS joint venture and the divestiture of the Japanese and Chinese entities are part of Veoneer’s previously announced market adjustment initiatives which are aimed at focusing Veoneer on its core businesses and providing an effective cost structure to address the current market and business situation in the Company.
The purchase price is around $176 million. In connection with the transactions, Veoneer will be repaid an outstanding loan of approximately $20M and receive a special dividend of approximately $5M for a total cash impact of around $200M. The divestiture is structured as two separate transactions, subject to the satisfaction or waiver of customary closing conditions, including approvals necessary under the Japanese (for VNBJ) and Chinese (for VNBZ) competition laws.
This information is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP Investor Relations set out below, at 07:00 am CEST on October 30, 2019.
For more information please contact:
Thomas Jönsson, EVP Communications & IR, tel +46 (0)8 527 762 27
Ray Pekar, Investor Relations, tel +1 (248) 794-4537
Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control. Our purpose is to create trust in mobility. Founded in 2018, Veoneer builds on a heritage of close to 70 years of automotive safety development. Headquartered in Stockholm, Sweden, Veoneer has 9,200 employees in 13 countries. In 2018, sales amounted to $2.2 billion. Veoneer is listed on the New York Stock Exchange and on Nasdaq Stockholm
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